Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Rover Group, Inc. of our report dated March 21, 2022 relating to the financial statements of Rover Group, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
March 21, 2022